UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2019

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code (973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 14, 2019, Majesco’s Board of Directors (“Board”) determined to voluntarily withdraw the principal listing of Majesco’s common stock, par value $0.002 per share (the “Common Stock”), from the New York Stock Exchange – American (“NYSE”) and transfer the listing to The NASDAQ Global Stock Market (“NASDAQ”). Majesco expects that listing and trading of its Common Stock on the NYSE will end at close of trading on February 25, 2019, and that trading will begin on the NASDAQ at market open on February 26, 2019.

The Common Stock has been approved for listing on NASDAQ, where it will continue to trade under the stock symbol “MJCO.”

Item 8.01.	Other Items.

On February 14, 2019, Majesco issued a press release with respect to the transfer of the listing of Majesco’s Common Stock to NASDAQ. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and the information contained therein is incorporated by reference into this Report.

In connection with the transfer of the listing of Majesco’s Common Stock to NASDAQ, Majesco amended certain of its Board committee charters and corporate governance guidelines. Majesco also adopted a policy on recovery of incentive compensation in event of financial restatement. Copies of such amended charters and policies will be posted on its website.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 14, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Farid Kazani
Farid Kazani, Chief Financial Officer

Date: February 14, 2019